                                                                    EXHIBIT 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Eldorado Bancshares, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Zions Bancorporation of our report dated February 18, 2000 relating to the consolidated financial statements of Eldorado Bancshares, Inc. and its subsidiaries which appears in Eldorado Bancshares, Inc.'s Annual Report on Form 10K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Los Angeles, California
January 26, 2001